WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                                EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997


                                                Wisconsin                      Eliminations
                                                  Public         WPS        Debit     Credit      Consolidated
                                                 Service       Leasing,     -----     ------        Statement
                                               Corporation       Inc.          (Thousands)          of Income
                                               -----------     --------     -----     ------      ------------

Operating Revenues:
   Electric                                      $479,388       $    0     $          $               $479,388
   Gas                                            211,090            0                                 211,090
   Other                                                0        1,453      1,453                            0
                                                  -------        -----      -----      -----           -------
      Total Operating Revenues                    690,478        1,453      1,453          0           690,478
                                                  -------        -----      -----      -----           -------
Operating Expenses:
   Electric production fuels                      108,456            0        535      1,453           107,538
   Purchased power                                 45,876            0                                  45,876
   Cost of gas sold                               147,493            0                                 147,493
   Other                                          134,113           11                    11           134,113
   Maintenance                                     41,661            0                                  41,661
   Depreciation and amortization                   75,819          535                   535            75,819
   Taxes other than income                         26,396            0                                  26,396
                                                  -------        -----      -----      -----           -------
      Total Operating Expenses                    579,814          546        535      1,999           578,896
                                                  -------        -----      -----      -----           -------
Operating Income                                  110,664          907      1,988      1,999           111,582
                                                  -------        -----      -----      -----           -------
Other Income and (Deductions):
   Allowance for equity funds
     used during construction                         129            0                                     129
   Other, net                                      12,458            0                   133            12,591
                                                  -------        -----      -----      -----           -------
      Total Other Income and (Deductions)          12,587            0          0        133            12,720
                                                  -------        -----      -----      -----           -------

Income Before Interest Expense                    123,251          907      1,988      2,132           124,302
                                                  -------        -----      -----      -----           -------
Interest Expense:
   Interest on long-term debt                      21,384        1,146                                  22,530
   Allowance for borrowed funds
     during construction                             (100)           0                                    (100)
   Other interest                                   3,755            4                                   3,759
                                                  -------        -----      -----      -----           -------
      Total Interest Expense                       25,039        1,150          0          0            26,189
                                                  -------        -----      -----      -----           -------
Income Before Income Taxes                         98,212         (243)     1,988      2,132            98,113
Income Taxes                                       33,470          (99)                                 33,371
                                                  -------        -----      -----      -----           -------
Net Income                                         64,742         (144)     1,988      2,132            64,742

Preferred Stock Dividends of Subsidiary             3,111            0                                   3,111
                                                  -------        -----      -----      -----           -------
Earnings on Common Stock                         $ 61,631       $ (144)    $1,988     $2,132          $ 61,631
                                                  =======        =====      =====      =====           =======
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WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                                EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS                                                       (CONTINUED)
AS OF DECEMBER 31, 1997


                                                Wisconsin                      Eliminations
                                                  Public         WPS        Debit     Credit      Consolidated
                                                 Service       Leasing,     -----     ------        Statement
                                               Corporation       Inc.          (Thousands)          of Income
                                               -----------     --------     -----     ------      ------------

Retained Earnings (1/31/97)
   Wisconsin Public Service Corporation          $291,740       $          $          $              $291,740
   WPS Leasing, Inc.                                             (229)                   229                 0

Net Income                                         64,742        (144)                   144            64,742
                                                  -------        ----                    ---           -------
                                                  356,482        (373)                   373           356,482

Dividends Declared (Common and Preferred):
   Wisconsin Public Service Corporation            58,993           0                                   58,993
                                                  -------        ----       -----      -----           -------
Retained Earnings (12/31/97)                     $297,489       $(373)     $    0     $  373          $297,489
                                                  =======        ====       =====      =====           =======
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